SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549
                               FORM 8-K

                               CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) July 8, 1997.

                           Corvallis, Inc.
                           ----------------
            (Exact name of registrant as specified in its charter)

Nevada                             33-18143-D             87-0449399
------                             ----------             ----------
(State of other jurisdiction       (Commission            (IRS Employer
of incorporation)                  File Number)           Identification No.)

1486 South, 11th East, Salt Lake City, Utah               84105
-------------------------------------------               ------
(Address of principal executive offices)                  (zip code)

Registrant's telephone number, including area code: (801) 487-3893
                                                    --------------


Item 1.  Change in control of registrant.
         Not applicable.

Item 2.  Acquisition or Disposition of Assets.
         Not applicable.

Item 3.  Bankruptcy or Receivership.
         Not applicable.

Item 4.  Changes in Registrant's Certifying Accountant.

     On July 8, 1997, the Board of the Company approved the replacement of Jones, Jensen & Company by Crouch, Bierwolf & Chisholm as its independent auditor.

     The Company has not had any disagreements with its independent auditors on any matter of accounting principles or practices or financial statement disclosure.

Item 5.  Other Event's.
         None.

Item 6.  Resignations of Registrant's Directors.

         No director has resigned from the Company because of any disagreements with the Company on any matter relating to the Company's operations, policies or practices.

Item 7.  Financial Statements and Exhibits.
         Not applicable.

Item 8.  Change in Fiscal Year.
         Not applicable.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corvallis, Inc.
-------------------------
(Registrant)


Date: July 9, 1997
-----------------------

By: /s/ Whitney O. Cluff
    --------------------
    President, Whitney O. Cluff













































                              Exhibits

Exhibit 16 -    Letter from Jones, Jensen & Company


                              Exhibit 16

                             [letterhead]

                            July 14, 1997


Mr. Whitney O. Cluff
Corvallis, Inc.
1486 South 11th East
Salt Lake City, Utah 84105

Dear Mr. Cluff:

This letter confirms that our reports on the financial statements for the fiscal year ended June 30, 1996 and for the period ended March 31, 1997 of Corvallis, Inc. (the "Company") do not contain an adverse opinion or a disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope, or accounting principles. We agree with the statements to this effect which are contained in the Company's report on Form 8-K to be filed with the Securities and Exchange Commission of on or about the date hereof. We have had no disagreements with the Company concerning any financial or financial reporting matters whatsoever. We also consent to the filing of this letter as an exhibit to the Company's report on Form 8-K to be filed on or about the date hereof.

Very truly yours,


/s/Mark F. Jensen

Mark F. Jensen, C.P.A.






[Address of Jones, Jensen & Company appears here: 50 South Main Street, Suite 1450, Salt Lake City, Utah 84144 * Telephone (801) 328-4408, Facsimile (801) 328-4461]